EXHIBIT 99.1
                             Press Release of Registrant dated February 28, 2003
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                          LIGHTPATH TECHNOLOGIES, INC.
                    STOCKHOLDERS APPROVE AND BOARD INITIATES
                               REVERSE STOCK SPLIT
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                              FOR IMMEDIATE RELEASE

(FEBRUARY 28, 2003) ORLANDO, FL. LightPath Technologies, Inc. (NASDAQ: LPTH), manufacturer and integrator of families of precision molded aspheric optics, high performance fiber-optic collimators, isolators and advanced manufacturing technologies, announced that at a special meeting of stockholders held February 28, 2003, the LightPath stockholders approved an amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock. Following the special meeting of stockholders, LightPath's Board of Directors unanimously approved the reverse stock split on the basis of one share of post-split common stock for each currently outstanding eight shares of pre-split common stock, to be effective as of the open of business March 4, 2003. Consequently, when trading commences on Tuesday, March 4, 2003, it will be on a post-reverse split basis.

     Previously, LightPath announced the primary purpose of the reverse split is to have its common stock trade above the $1.00 minimum bid price requirement of the Nasdaq National Market. No fractional shares of stock will be issued in the reverse split. Any fractional shares held by LightPath stockholders will be paid for by the Company at a price equal to the closing sale price of LightPath's common stock (pre-split) on Monday, March 3, 2003. Continental Stock Transfer and Trust Company is acting as exchange agent for the reverse split, and Continental will send letters of transmittal to LightPath stockholders instructing them on how to exchange their share certificates.

LightPath manufactures optical products including precision molded aspheric optics, proprietary collimator assemblies, GRADIUM(R) glass products, laser components utilizing proprietary automation technology, higher level assemblies and packing solutions. The Company has 55 U.S. patents, plus 8 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 33 patents with 24 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

Contacts:      Ken Brizel, President & CEO of LightPath
               Todd Childress, CFO of LightPath
               LightPath Technologies, Inc. (407) 382-4003
               Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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